Exhibit 99.2

FOR RELEASE: IMMEDIATE

U.S. Cellular sells $300 million of 7.25 percent notes

CHICAGO — Nov. 17, 2015 — United States Cellular Corporation (NYSE: USM) announced today that it sold $300 million of 7.25 percent Senior Notes due 2064.  The notes are callable at par on and after Dec. 1, 2020.  Closing, subject to customary closing conditions, is expected to occur on Nov. 23, 2015.

The notes are expected to be listed on the New York Stock Exchange under the symbol “UZC”.

Following completion of the offering, U.S. Cellular expects to use the net proceeds for general corporate purposes, including potential spectrum purchases.

U.S. Cellular intends to file a final prospectus supplement with the Securities and Exchange Commission related to the offering. The prospectus supplement relates to the shelf registration statement filed by U.S. Cellular on May 1, 2015, and declared effective on May 8, 2015, which registered up to $500 million of debt securities for offer and sale by U.S. Cellular from time to time.

BofA Merrill Lynch, Morgan Stanley, RBC Capital Markets, Wells Fargo Securities and UBS Investment Bank were joint book-running managers.

The offering is being made only by means of the prospectus supplement and the accompanying prospectus. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mail dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC toll-free at 1-800-584-6837; or RBC Capital Markets, LLC toll-free at 1-866-375-6829; or UBS Securities LLC toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or e-mail wfscustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.8 million customers in 23 states. The Chicago-based company had 6,400 full- and part-time associates as of Sept. 30, 2015. At the end of the third quarter of 2015, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Visit uscellular.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Contacts

Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

(312) 592-5379

jane.mccahon@tdsinc.com

Julie D. Mathews, Investor Relations Director

(312) 592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

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